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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

◻ Preliminary information statement

◻ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive information statement

AZZAD FUNDS
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.
◻	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

◻	Fee paid previously with preliminary materials.

◻

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

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Azzad Wise Capital Fund

a series of Azzad Funds

3141 Fairview Park Drive, Suite 355

Falls Church, VA 22042

1-703-207-7005

Dear Shareholders:

The enclosed document is purely for informational purposes.  You are not being asked to vote or take action on any matter.  The document relates to the appointment of an investment sub-adviser to the Azzad Wise Capital Fund (the “Fund”), a series of Azzad Funds (the “Trust”).

As described in the enclosed Information Statement, the Board of Trustees of the Trust has approved Federated Hermes (UK) LLP (“Federated Hermes”) as an investment sub-adviser to the Fund and has approved a sub-subadvisory agreement with Federated Hermes on the terms described herein.

As always, please feel free to contact the Fund at 1-888-862-9923 with any questions you may have.

Sincerely,

Bashar Qasem

President

Azzad Funds

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Azzad Wise Capital Fund

a series of Azzad Funds

3141 Fairview Park Drive, Suite 355

Falls Church, VA 22042

1-703-207-7005

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the Azzad Wise Capital Fund (the “Fund”), a series of Azzad Funds, a Massachusetts business trust (the “Trust”).  This Information Statement is in lieu of a proxy statement, pursuant to the terms of an exemptive order that Azzad Asset Management, Inc., a Delaware corporation, the Fund’s investment adviser (the “Adviser” or “Azzad”) and the Trust received from the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2021 (the “Order”).  The Order permits the Adviser to hire or replace investment sub-advisers, and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees (the “Board” or the “Trustees”), without obtaining shareholder approval.  Under the conditions of the Order, the Board must provide notice to shareholders within ninety (90) days of hiring a new sub-adviser or implementing any material change in a sub-advisory agreement.  The Trust and Azzad may rely on the Order because the Fund is managed by Azzad and complies with the terms and conditions set forth in the application for the Order.

At meetings held on May 19, 2021 and July 21, 2021 (the “Meetings”), the Board considered and approved Federated Hermes (UK) LLP, a limited liability partnership registered in the United Kingdom (“Federated Hermes”) to serve as investment sub-adviser, whereby Federated Hermes would provide sub-subadvisory services to Federated Investment Management Company, a Delaware statutory trust (“Federated”) in its role as sub-adviser to the Fund.  At the Meetings, the sub-subadvisory agreement between the Adviser, Federated and Federated Hermes, with respect to the Fund (the “Sub-Subadvisory Agreement”) (in substantially the form attached hereto as Appendix A) was approved by the Board.  The Sub-Subadvisory Agreement became effective July 26, 2021, when Federated Hermes commenced providing sub-subadvisory services to the Fund.

This Information Statement is being supplied to shareholders to fulfill the notice requirement, and a notice regarding the website availability of this Information Statement will be mailed on or before October 22, 2021 to the Fund’s shareholders of record as of July 26, 2021 (the “Record Date”). This Information Statement describes the Sub-Subadvisory Agreement between the Adviser, Federated and Federated Hermes with respect to the Fund.  As of the Record Date, there were issued and outstanding 18,362,401 total shares of the Fund.  As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

A copy of the Fund’s most recent annual report or semi-annual report, including financial statements and schedules, are available at no charge by sending a written request to the Fund, 8000 Town Centre Drive, Suite 400 Broadview Heights, OH 44147, by calling 1-888-862-9923 or by visiting www.azzadasset.com.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

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The Sub-Subadvisory Agreement

At meetings held on May 19, 2021 and July 21, 2021 (the “Meetings”), the Board considered and approved Federated Hermes to serve as investment sub-sub-adviser, pursuant to a Sub-Subadvisory Agreement between the Adviser, Federated Hermes and Federated, whereby Federated Hermes would provide sub-subadvisory services to Federated in its role as sub-adviser to the Fund. Under the terms of the investment management agreement between the Trust and the Adviser, with respect to the Fund, the Adviser is entitled to receive an annual advisory fee from the Fund equal to 0.80% of the Fund’s average daily net assets.  Under a sub-advisory agreement between the Adviser and Federated, Federated earns an annual sub-advisory fee of 0.60% on the first $25 million in assets; 0.50% on assets between $25 million and $50 million; and 0.40% on assets over $50 million of the average daily net assets for the portion of the Fund that it manages.  However, pursuant to a waiver notice dated December 21, 2020, Federated, as sub-adviser, has agreed to voluntarily reduce its annual sub-advisory fee to 0.25% of the average daily net assets for the portion of the Fund it manages. Under the terms of the Sub-Subadvisory Agreement, Federated Hermes’ sub-subadvisory fee would be paid by Federated, from the sub-advisory fee that Federated receives, and not directly by the Fund or the Adviser.  The compensation of any officer, director or employee of Federated or Federated Hermes who is rendering services to the Fund is paid by Federated or Federated Hermes, respectively. There will be no increase in total fees paid by the Fund in connection with the Sub-Subadvisory Agreement.

As sub-adviser to the Fund, Federated directs the investment of most of the Fund’s assets, furnishing investment information, advice, and recommendations to the Fund as to the acquisition, holding, or disposition of securities or other assets that the Fund may own or contemplate acquiring from time to time. Under the Sub-Subadvisory Agreement, Federated Hermes, an affiliate of Federated, will provide assistance in carrying out Federated’s duties as the Fund’s sub-adviser.  The Adviser will oversee each of Federated and Federated Hermes and will be responsible for the day-to-day portfolio management of the Fund related to the dividend-yielding equity portion of the Fund’s portfolio and for ensuring that the Fund’s holdings and portfolio management complies with its ethical investment restrictions.

The Sub-Subadvisory Agreement provides that it will continue in force for an initial period of two (2) years, and indefinitely thereafter, but only so long as the continuance after such date shall be specifically approved at least annually by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event such continuance shall also be approved by the vote of a majority of the Board who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The Sub-Subadvisory Agreement will automatically terminate: (i) on assignment; or (ii) in the event the advisory agreement between the Adviser and the Trust or the sub-advisory agreement between Federated and the Adviser are terminated for any reason. In addition, the Sub-Subadvisory Agreement can be terminated at any time without the payment of any penalty by the Fund, Adviser, Federated, Federated Hermes, or vote of a majority of the outstanding shares of the Fund, on sixty (60) days’ written notice.

The Sub-Subadvisory Agreement provides that Federated Hermes shall be liable for its willful misfeasance, bad faith, reckless disregard or gross negligence on its part in the performance of its obligations and duties under the Sub-Subadvisory Agreement.  However, neither Federated Hermes nor its members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any action performed or omitted to be performed, in good faith or at the discretion of the Adviser.

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The Sub-Subadvisory Agreement is attached as Appendix A. You should read the Sub-Subadvisory Agreement. The description in this Information Statement of the Sub-Subadvisory Agreement is only a summary.

Information Concerning Federated Hermes

Federated Hermes, an affiliate of Federated, is a wholly owned subsidiary of Federated Hermes, Inc.  Federated Hermes, Federated, and other subsidiaries of Federated Hermes, Inc., advise various equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies and a range of separately managed account strategies which totaled approximately $645.8 billion in assets as of June 30, 2021.  Federated Hermes, Inc. was established in 1955 and is one of the largest investment managers in the United States with nearly 2,000 employees and provides investment products to more than 11,000 financial intermediaries and institutions. Federated Hermes provides certain credit research, portfolio management and other services to Federated and certain other affiliates, and receives certain administrative services from its affiliate, Federated Advisory Services Company. There will be no separate fee charged to or payable by the Adviser or the Fund, for the services provided by Federated Hermes or Federated Advisory Services Company to Federated in connection with its duties as the Fund’s sub-adviser.  Pursuant to the terms of the Sub-Subadvisory Agreement, Federated Hermes has the authority to hire a portfolio management team to assist Federated Hermes in managing the Fund. Mr. Mohammed Elmi, who assists the Adviser and Federated in managing the Fund, assists Federated Hermes in fulfilling its portfolio management obligations.

The names, titles, addresses, and principal occupations of the principal executive officers and trustees of Federated Hermes are set forth below:

Name and Address:*	Title and Principal Occupation at Federated Hermes
Gordon J. Ceresino	President, Chief Executive Officer, Trustee
Dennis Gepp	Chief Investment Officer, Managing Director
Stephen P. Van Meter	Chief Compliance Officer
Judith Benson	Chief Operating Officer
Gregory P. Dulski	Trustee; Senior Counsel, Federated Hermes, Inc.
Deborah A. Cunningham	Trustee; Chief Investment Officer, Federated Hermes, Inc. Global Liquidity Products
Michael Boyce	Trustee; various Federated Hermes’ Ireland-domiciled boards, Federated International Funds plc and Federated International Management Limited
Ronan Walsh	Trustee; various Federated Hermes’ Ireland-domiciled boards, Federated International Funds plc and Federated International Management Limited

* The address for each officer and trustee is c/o Federated Hermes (UK) LLP, 150 Cheapside, London EC2V 6ET, United Kingdom.

Evaluation by the Board of Trustees

The Board’s determination to approve the Sub-Subadvisory Agreement followed the Trustees’ consideration of various factors and review of written materials provided by Federated Hermes. The Trustees’ deliberations and the information on which their conclusions were based are summarized below.

In considering the Sub-Subadvisory Agreement, the Board, including the Independent Trustees, did not identify any single factor as all-important or controlling in their decision. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the

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approval of the Sub-Subadvisory Agreement.  In reaching its decision to approve the Sub-Subadvisory Agreement, the Board considered the factors enumerated below:

Nature, Quality and Extent of the Services Provided to the Fund

The Board noted that Federated Hermes is a publicly owned company that registered with SEC effective November 2013 and with the Financial Services Authorities in the UK in November 2007. The Trustees acknowledged that Federated Hermes is an affiliate of Federated had approximately $19 billion in assets under management as of December 31, 2020.

The Trustees reviewed the proposed nature of services that Federated Hermes intends to provide the Fund under the terms of the Sub-Subadvisory Agreement and reviewed in detail Federated Hermes’ 15(c) questionnaire responses. The Board considered the portfolio management team experience of Mr. Mohammed Elmi, noting his experience with fixed income securities and as serving as an analyst for Fund. The Trustees discussed the amount of time expected to be allocated to the Fund by Federated Hermes. They also discussed Federated Hermes’s compensation practices and employee review process. They discussed Federated’s use of third-party compliance systems, noting no recent exams or litigation and no material compliance violations. They acknowledged and discussed Federated Hermes’s compliance policies and procedures. The Trustees noted that Federated Hermes’s insurance coverage was sufficient.  The Trustees concluded that Federated Hermes was expected to provide quality services to the Fund.

Investment Performance of the Ethical Fund and the Adviser

The Trustees considered that although Federated Hermes had not yet provided sub-subadvisory services to the Fund, the historical performance of the Fund under the Federated Sub-Advisory Agreement should be considered since the model was not expected to change.  They considered the Fund’s strategy and discussed the continued quality service provided by Federated and benefits that Federated Hermes may provide to Federated, the Fund and its shareholders. After discussion, the Trustees concluded that Federated Hermes was qualified and should be allowed the opportunity to make investment decisions for the Fund.

Fees and Expenses

The Trustees acknowledged that Federated Hermes’s sub-subadvisory fee would be paid by Federated, from the sub-advisory fee that Federated received, and not directly by the Fund or the Adviser. The Trustees considered the fees that Federated charges with respect to the Fund, further noting that Federated had granted the Fund a reduction from its contractual fee. They discussed the fees payable to Federated Hermes and noted that there would be no additional compensation paid above and beyond the sub-advisory fee that the Adviser currently pays to Federated. The Trustees noted that the fee discussion was primarily an adviser and sub-adviser level consideration.

Profitability

The Board discussed the profitability of Federated Hermes. The Board noted that Federated Hermes does not calculate profitability for a particular fund but rather does so on a firm level. The Trustees reviewed Federated Hermes’ financial statements and discussed the firm’s 2020 revenue and operating income. The Trustees concluded that excessive profitability was not an issue at current asset and allocation levels.

Economies of Scale

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The Board considered whether economies of scale are present with respect to Federated Hermes’s role as sub-subadviser to the Fund. The Trustees agreed that economies, with respect to the overall Fund fees and expenses, was primarily an Adviser level issue and should be considered with respect to the Fund’s overall advisory agreement and advisory fee.

Conclusion

Based on their evaluation of all material factors, the Board, including a majority of the Independent Trustees, concluded that the Sub-Subadvisory Agreement between the Adviser, Federated, and Federated Hermes, with respect to the Fund, was fair and reasonable to shareholders, that Federated Hermes’ subadvisory services could provide substantial benefits to shareholders, and that the approval of the Sub-Subadvisory Agreement was in the best interests of the Fund and its shareholders.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a diversified series of the Trust.  The Trust is an open-end investment management company organized as a Massachusetts business trust on December 16, 1996 (formerly known as Islamia Group of Funds) and formed by an Agreement and Declaration of Trust on December 16, 1996.  The Trust’s principal executive offices are located at 3141 Fairview Park Drive, Suite 355, Falls Church, VA 22042.  The Board supervises the business activities of the Fund.  Like other mutual funds, the Fund retains various organizations to perform specialized services. Azzad Asset Management, Inc., 3141 Fairview Park Drive, Suite 355, Falls Church, VA 22042, provides the Fund with accounting and certain administrative services. Mutual Shareholder Services, LLC, 8000 Towne Centre Drive, Suite 400, Broadview Heights, OH 44147, provides the Fund with transfer agent services.   Huntington National Bank, 7 Easton Oval, Columbus, Ohio 43219, provides the Fund with custody services.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

As of the Record Date, the Trustees and officers as a group beneficially owned less than 1% of the Fund. As of the Record Date, the Trustees and officers as a group beneficially owned 30,862 shares of the Fund.  To the best knowledge of the Trust, there were no other Trustees or officers of the Trust who were the beneficial owners of shares of the Fund on the Record Date.

As of the Record Date, the record owners* of more than 5% of any outstanding class of shares of the Fund are listed in the following table.

Name and Address of Beneficial or Record Owner	Number of Record (R) and Beneficial (B) (Shares)	Percent (%) of Class
FolioFN Investments 8180 Greensboro Drive 8th Floor Mclean, VA 22102	12,552,179	68.36%*
Charles Schwab & Co. Inc. 211 Main St. San Francisco, VA 94105	1,728,677	9.41%

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*Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act.

SHAREHOLDER MEETINGS

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

DELIVERY OF DOCUMENTS

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate information statement in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at 1-888-862-9923, or write the Trust at 8000 Towne Centre Drive, Suite 400, Broadview Heights, OH 44147.

BY ORDER OF THE BOARD OF TRUSTEES

Bashar Qasem, President

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APPENDIX A

AZZAD ASSET MANAGEMENT

SUB-SUBADVISORY AGREEMENT

This Sub-Subadvisory Agreement (this “Agreement”) is entered into as of July 26, 2021 among Federated Investment Management Company, a Delaware statutory trust (“Sub-Adviser”), Federated Hermes (UK) LLP, a limited liability partnership registered in the United Kingdom (“Sub-Subadviser”) and Azzad Asset Management, Inc., a Delaware Corporation (“Adviser”).

WHEREAS, the Adviser has entered into an Investment Advisory Agreement, dated October 13, 2008 (as amended from time to time, the “Advisory Agreement”), with Azzad Funds, a Massachusetts business trust (the “Company”), pursuant to which the Adviser provides portfolio management services to the series of the Company set forth on Schedule 1 to this Agreement (each, a “Fund” and collectively, the “Fund(s)”);

WHEREAS, the Sub-Adviser has entered into a Subadvisory Agreement, dated March 14, 2014 (as amended from time to time, the “Sub-Advisory Agreement”), with the Adviser, pursuant to which the Sub-Adviser renders portfolio management services to the Company and the Fund(s), or a portion of the assets of the Fund(s) as assigned to the Sub-Adviser by the Adviser from time to time in the manner and on the terms set forth in the Sub-Advisory Agreement (the “Sub-Advised Assets”);

WHEREAS, pursuant to the authority granted to the Sub-Adviser in the Sub-Advisory Agreement, Sub-Adviser desires to retain Sub-Subadviser to render portfolio management services to the Company and the Fund(s), or the Sub-Advised Assets, and Sub-Subadviser is willing to furnish such services to the Fund(s) in such capacity;

WHEREAS, the Board of Trustees (the “Board”) of the Company, including a majority of the Trustees who are not interested persons of the Fund(s), Adviser, Sub-Adviser or Sub- Subadviser, have approved this Agreement and the sub-subadvisory arrangement contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

SECTION 1.

APPOINTMENT OF SUB-SUBADVISER; COMPENSATION

SECTION 1.1. APPOINTMENT AS SUB-SUBADVISER.

Subject to and in accordance with the provisions hereof, the Adviser and the Sub-Adviser hereby appoint Sub- Subadviser as a discretionary investment sub-subadviser to perform the various investment management and other services to the Fund(s) set forth herein and in each Fund’s current registration statement, prospectus, and statement of additional information, and in the governing documents of the Company (i.e., the Company’s agreement and declaration of trust and bylaws) as applicable to each Fund, in each case as amended and updated from time to time and provided in writing to the Sub-Subadviser as amended (the “Governing Documents”) and, subject to the

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restrictions set forth herein, hereby delegates to Sub-Subadviser certain authority vested in Sub-Adviser pursuant to the Sub-Advisory Agreement to the extent necessary to enable Sub-Subadviser to perform its obligations under this Agreement. For purposes of this Agreement, “Affiliates” shall mean Sub- Subadviser and any subsidiary, holding company or member of any Sub-Subadviser, and any investment fund or other collective investment scheme (of any nature) for which any of the foregoing shall act as investment adviser or investment manager.

SECTION 1.2. SCOPE OF INVESTMENT AUTHORITY

(a)

Subject to the supervision of the Board and Adviser, Sub-Adviser and Sub- Subadviser will manage the investments and determine the composition of the Sub- Advised Assets of the Fund(s) on a discretionary basis and provide the services under this Agreement in accordance with: (i) the requirements of the Investment Company Act of 1940, as amended (“1940 Act”), and the rules and regulations thereunder applicable to the Fund; (ii) the requirements of the Investment Advisers Act of 1940, as amended (“Advisers Act”), and the rules and regulations thereunder applicable to Sub-Subadviser; (iii) the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended, applicable to “regulated investment companies” and the Fund; each Fund’s investment objective or objectives, policies, and restrictions as stated in each Fund’s Governing Documents, copies of which shall be sent to Sub-Subadviser by the Adviser prior to the commencement of this Agreement and promptly following any amendment. Notwithstanding any other provision of this Agreement, Adviser or the Company shall be responsible, and Sub-Subadviser shall not be responsible (including for any related costs or expenses), for ensuring that the Fund(s) comply with all ethical, qualification, certification and other requirements applicable to the Fund(s) or portfolio investments (including management of the Fund(s)) under Shariah law or principles.

(b)

In the event Sub-Adviser determines that Sub-Subadviser is unable by an event or circumstance to fulfill its responsibilities under this Agreement, including, but not limited to, a result of force majeure, loss of regulatory permission, loss of key personnel, and subject to approval of the Board and notice to Sub-Subadviser, the Sub-Adviser or any if its affiliates reserves the right and retains its complete authority immediately to assume direct responsibility for any function delegated to Sub-Subadviser under this Agreement. For the avoidance of doubt, nothing in this clause restricts Sub-Adviser from exercising its complete authority to assume direct responsibility for any function delegated to Sub- Subadviser.

(c)

The parties agree that, for so long as this Agreement shall remain in effect, Sub- Adviser and Sub-Subadviser shall exercise discretionary investment authority over the manner in which each Fund’s Sub-Advised Assets are invested without obtaining any further approval or consent from Sub-Adviser; provided that the Adviser and the Sub-Adviser shall at all times have the right to monitor each Fund’s investment activities and performance, require Sub-Subadviser to make reasonable and mutually acceptable reports, and give explanations as to the manner in which each Fund’s Sub-Advised Assets are being invested.

(d)

The parties agree that, upon receipt of instructions from Sub-Subadviser, Sub- Adviser shall be responsible for placing orders or otherwise communicating trade instructions with brokers and counterparties on behalf of the Fund(s). Notwithstanding the foregoing, Sub-Subadviser may place orders and communicate trade instructions with

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brokers or counterparties upon request of Adviser or Sub-Adviser.

SECTION 1.3. GOVERNING DOCUMENTS.

Sub-Adviser will provide Sub-Subadviser with copies of (i) the Company’s governing documents (i.e., declaration of trust, articles of incorporation, partnership agreement or similar governing document, and bylaws), as currently in effect, (ii) each Fund’s Governing Documents and any amendments thereto, and (iii) any instructions, investment policies or other restrictions adopted by the Board or Adviser supplemental thereto. Sub-Adviser will provide Sub-Subadviser with such further documentation and information concerning the investment objectives, policies and restrictions applicable to each Fund as Sub-Subadviser may from time to time reasonably request or as may be required in order to fulfill its duties and obligations hereunder.

SECTION 1.4. LIMITED POWER OF ATTORNEY.

Adviser hereby appoints Sub-Subadviser as Adviser’s, the Company’s and each Fund’s agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as Sub-Subadviser shall be requested by brokers, dealers or other intermediaries, counterparties and other persons or entities in connection with its management of the Sub-Advised Assets of each Fund. Adviser, on behalf of itself, each Fund and the Company, hereby ratifies and confirms as good and effectual, at law or in equity, all that Sub- Subadviser, and officers, directors and employees, may do in the capacity as attorney-in-fact. Nothing in this Agreement shall be construed as imposing a duty on Sub-Subadviser, or its officers, directors and employees, to act or assume responsibility for any matters in its capacity as attorney- in-fact for Adviser, a Fund or the Company. Any person, partnership, corporation or other legal entity or natural person dealing with Sub-Subadviser in its capacity as attorney-in-fact hereunder for Adviser, a Fund or the Company is hereby expressly put on notice that Sub-Subadviser is acting solely in the capacity as an agent of Adviser, such Fund or the Company, and that any such person, partnership, corporation or other legal entity or natural person must look solely to Adviser, such Fund or the Company, as applicable, for enforcement of any claim against Adviser, such Fund or the Company, as Sub-Subadviser assumes no personal liability whatsoever for obligations of Adviser, such Fund or the Company entered into by Sub-Subadviser in its capacity as attorney-in- fact. If requested by Sub-Subadviser, Adviser agrees to have Adviser, each Fund or the Company execute and deliver to Sub-Subadviser a separate form of Limited Power of Attorney in form and substance reasonably acceptable to Sub-Adviser.

SECTION 1.5. COMPENSATION.

Sub-Adviser shall compensate Sub-Subadviser for the services it performs on behalf of the Fund(s) in accordance with the terms set forth on Schedule 1 to this Agreement. Sub-Subadviser’s fee shall be paid monthly and, within fifteen (15) business days of the end of each calendar month, Sub-Adviser shall transmit to Sub-Subadviser the fee for such month. Payment shall be made in

U.S. dollars and sent by federal funds wired to a bank account designated by Sub-Subadviser. If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. Sub- Subadviser agrees to look exclusively to Sub-Adviser, and not to any assets of the Company, the Fund(s) or Adviser, for the payment of Sub-Subadviser’s fees arising under this section.

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SECTION 1.6. COSTS AND EXPENSES.

Sub-Subadviser will pay the cost of maintaining the staff and personnel necessary for it to perform its services and other obligations under this Agreement, and the expenses of office, rent, telephone, communications and other facilities that are necessary for Sub-Subadviser to perform its services and other obligations under this Agreement. The Fund(s) shall pay or cause to be paid all of its own expenses and its allocable share of the expenses of the Company incurred in managing its portfolio of securities and other assets, including all commissions, mark-ups, transfer fees, registration fees, ticket charges, transfer taxes, custodian fees and similar expenses. The Fund(s) will also pay their allocable share of such extraordinary expenses as may arise, including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Fund(s) or the Company to indemnify its officers and trustees/directors and agents with respect thereto.

SECTION 2.    SERVICES TO BE PERFORMED BY SUB-SUBADVISER

SECTION 2.1. INVESTMENT MANAGEMENT SERVICES.

(a)

In fulfilling its obligations under this Agreement, Sub-Subadviser will:

(i)

obtain and evaluate pertinent economic, statistical, financial and other information affecting individual companies or industries the securities of which are included in each Fund’s portfolio or are under consideration for inclusion in each Fund’s portfolio;

(ii)

formulate and implement a continuous investment program for each Fund consistent with Sub-Subadviser’s investment strategy and the specific investment objectives and related investment policies for each Fund as described in each Fund’s Governing Documents;

(iii)

take whatever steps Sub-Subadviser deems necessary or advisable in order to implement these investment programs by the purchase and sale of securities including, at the request of Adviser or Sub-Adviser, the placing of orders for such purchases and sales;

(iv)

review and, to the extent necessary, negotiate all securities documentation, and assist in the development of investment processes with Adviser and Sub-Adviser regarding the operational flows and evaluation of investment opportunities;

(v)

report, upon reasonable request by the Adviser, to the Adviser and Board with respect to the implementation of these investment programs; and

(vi)

cooperate reasonably with Adviser, and unless prohibited by applicable law or confidentiality obligations, provide such information as Adviser reasonably may request for purposes of valuing or pricing securities or other assets selected by Sub-Subadviser for which a readily available market price is not available. For the avoidance of doubt, Adviser acknowledges and agrees, on behalf of itself, the Fund(s) and the Company, the Sub-Adviser and Sub-Subadviser are not responsible for valuing or pricing the securities and other assets invested in, held by or sold by the Fund(s) (including the Sub-Advised Assets).

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(b)

As set forth in Section 2.1(a)(iii) above, and to the extent Adviser or Sub-Adviser requests that Sub-Subadviser execute trades on behalf of the Fund(s), Sub-Subadviser shall be permitted to place all orders for the purchase and sale of securities for a Fund’s accounts with brokers and dealers selected by Sub-Subadviser. Such brokers and dealers may include brokers or dealers that are “affiliated persons” (as such term is defined in the 1940 Act) of the Company, Adviser, Sub-Adviser or Sub-Subadviser, provided that Sub-Subadviser shall only place orders on behalf of the Fund with such affiliated persons in accordance with procedures adopted by the Board pursuant to Rule 17e-1 or as otherwise permitted under Section 17(e) of the 1940 Act. Sub-Subadviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Fund(s) and at commission rates, if applicable, that are reasonable in relation to the benefits received. The Board shall periodically review the commissions paid by the Fund(s) to determine if the commissions paid over representative periods were reasonable in relation to the benefits to the Fund, and Sub-Subadviser shall provide any information requested by the Board for purposes of such review.

(c)

To the extent permitted by applicable laws and regulations, Sub-Subadviser may aggregate securities to be so purchased or sold on behalf of the Fund(s) in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Sub-Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Fund(s) and to such other clients.

(d)

Sub-Subadviser may act and/or rely upon any written advice, certificate, notice, instruction, request or other paper or document received from Sub-Adviser that it, in good faith, believes to be genuine and to have been signed or presented by an authorized person or other proper party or parties, and may assume that any person purporting to give such advice or other paper or document has been duly authorized to do so unless contrary instructions have been delivered to Sub-Subadviser by the Fund(s), Adviser or Sub- Adviser. Any notice or instruction required to be in writing under this section may be provided via electronic mail at an address supplied by Sub-Subadviser.

SECTION 2.2. ACKNOWLEDGEMENTS AND CONSENTS

Each of the parties hereby acknowledges and consents to the following:

(a)

The services of Sub-Subadviser under this Agreement are not to be deemed exclusive and Sub-Subadviser shall be free to render similar services to others. Sub- Subadviser shall not be deemed to have notice of, or to be under any duty to disclose to the Fund(s) or Company, any fact or thing which may come to the notice of Sub-Subadviser or any member or representative of Sub-Subadviser in the course of Sub-Subadviser rendering similar services to others or in the course of its business in any capacity or in any manner whatsoever otherwise than in the course of carrying out its duties hereunder.

(b)

Adviser has received a copy of Part 2 of Sub-Subadviser’s Form ADV and confirms having read and understood the disclosures contained therein, including without limitation the sections setting forth the various procedures, understandings and conflicts of interest relating to the Fund(s) and Sub-Subadviser’s relationship with its affiliates, and Adviser agrees that Sub-Subadviser’s services hereunder shall be subject to such

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procedures and understandings and conflicts of interest.

(c)

Sub-Adviser understands the investment strategy intended to be followed in respect of the Fund(s) and hereby consents thereto and understands that Sub-Subadviser makes no representation as to the success of any investment strategy or security that may be recommended or undertaken by Sub-Subadviser with respect to the Fund(s).

SECTION 2.3. ADMINISTRATIVE AND OTHER SERVICES.

(a)

Sub-Subadviser will, at its expense, furnish (i) all necessary investment and management facilities, including salaries, draws or profit allocations of its personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the performance of its investment management services hereunder (excluding determination of net asset values and shareholder recordkeeping services).

(b)

Sub-Subadviser will maintain all accounts, books and records with respect to the Fund(s) as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the rules thereunder. Sub-Subadviser agrees that such records are the property of the Company, and such records will be surrendered to the Company or Adviser or their designee promptly upon request, provided that Sub-Subadviser may maintain copies of all such records. Sub-Adviser shall be granted reasonable access to the records and documents in Sub-Subadviser’s possession relating to the Fund(s) at all times.

(c)

Sub-Subadviser shall provide such information as is reasonably necessary to enable Adviser to prepare and update each Fund’s Governing Documents (and any supplement thereto) and financial statements. Sub-Subadviser understands that the Fund(s) and Adviser will rely on such information in the preparation of each Fund’s Governing Documents and the financial statements, and hereby covenants that any such information approved by Sub-Subadviser expressly for use in registration and/or financial statements shall be true and complete in all material respects. Notwithstanding the foregoing, Adviser acknowledges and agrees that Sub-Subadviser is not responsible or liable for the information contained in each Fund’s Governing Documents or the financial statements except for information specifically relating to Sub-Subadviser or other information provided or approved by it.

SECTION 3.

COMPLIANCE; CONFIDENTIALITY

SECTION 3.1. COMPLIANCE.

(a)

Sub-Subadviser will comply with (i) all applicable U.S. state and federal laws and regulations, and any applicable regulations of the UK Financial Conduct Authority governing the performance of the Sub-Subadviser’s duties hereunder, (ii) the investment objective, policies and limitations, as provided in each Fund’s Governing Documents, as provided to Sub-Subadviser, and (iii) such instructions, policies and limitations relating to the Fund as the Board or Adviser may from time-to-time adopt and communicate in writing to Sub-Subadviser.

(b)

Sub-Subadviser has adopted a written code of ethics complying with the

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requirements of Rule 17j-1 under the 1940 Act and has provided the Company with a copy of such code of ethics, evidence of its adoption and copies of any supplemental policies and procedures implemented to ensure compliance therewith.

(c)

Sub-Subadviser will promptly notify Adviser of any material violation of the laws, regulations, objectives, policies, limitations or instructions identified in paragraph (a) of this section or of its code of ethics with respect to the Fund(s) and provide any reporting or other information requested by the Board from time to time.

(d)

As required by Rule 206(4)-7 of the Advisers Act, Sub-Subadviser has adopted written policies and procedures reasonably designed to prevent violation by it, or any of its supervised persons, of the Advisers Act and the rules under the Advisers Act and all other laws and regulations relevant to the performance of its duties under this Agreement. Sub- Subadviser has designated a chief compliance officer responsible for administering these compliance policies and procedures. The chief compliance officer at Sub-Subadviser’s expense shall provide such written compliance reports relating to the operations and compliance procedures of Sub-Subadviser to Adviser and the company and their respective chief compliance officers as may be required by law or regulation or as are otherwise reasonably requested. Moreover, Sub-Subadviser agrees to use such other or additional compliance techniques as Adviser, the Board or the Company’s CCO may reasonably adopt or approve, including written compliance procedures.

SECTION 3.2. CONFIDENTIALITY.

(a)

Subject to Section 3.2(b), the parties to this Agreement agree that each shall treat as confidential all information provided by a party to the others regarding such party’s business and operations. All confidential information provided by a party hereto shall be used by any other parties hereto solely for the purposes of rendering services pursuant to this Agreement and, except as may be required in carrying out the terms of this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or which thereafter becomes publicly available other than in contravention of this Section 3.2 or which is required to be disclosed by any law or regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, any auditor, accountant or lawyer of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

(b)

Nothing in this Agreement is intended to limit or restrict Sub-Adviser or its affiliated persons from, or require written consent before, generally describing or discussing (whether orally or in writing), in the ordinary course of its business, (i) Sub- Adviser’s business relationship with Sub-Subadviser or the operation of such relationship or (ii) the attributes, characteristics, management and other information regarding Sub- Adviser and Sub-Subadviser, with clients or prospective clients (including the Board, shareholders and prospective shareholders of the Fund(s), financial intermediaries who distribute, or propose to distribute, the Fund(s), and rating services that rate or rank, or propose to rate or rank, the Fund(s)) or the Fund(s) in connection with the acquisition or disposal of investments and assets.

SECTION 3.3. DISCLOSURE ABOUT SUB-SUBADVISER

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Sub-Subadviser has reviewed the most recent amendments to each Fund’s Governing Documents that contains disclosure about Sub-Subadviser, and represents and warrants that, with respect only to the disclosure expressly concerning Sub-Subadviser, its business, operations, investment strategies and processes, members or employees, such Governing Documents contain, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which would be required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Sub- Subadviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect.  Adviser hereby acknowledges that it has received a copy of the Sub-Subadviser’s Form ADV, Part 2 prior to entering into this Agreement.

SECTION 4.

LIABILITY OF SUB-SUBADVISER

Neither the Sub-Subadviser nor its members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any action performed or omitted to be performed, in good faith or at the discretion of the Adviser, except to the extent resulting from willful misfeasance, bad faith, reckless disregard or gross negligence on its part in the performance of its obligations and duties under this Agreement. Without limiting the foregoing, Sub-Subadviser shall not have any liability whatsoever for any investment losses incurred by a Fund, or arising from transactions by a Fund, prior to the date on which Sub-Subadviser assumes responsibility for the management of the assets of such Fund. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of such rights which the Company or the Fund may have under federal securities laws. Notwithstanding the foregoing, in accordance with Section 11 of the Subadvisory Agreement, Sub-Adviser agrees that the Sub-Adviser will remain responsible for any actions or omissions of Sub-Subadviser pursuant to this Agreement to the same extent as if Sub-Adviser had taken such action or made such omission under the Subadvisory Agreement.

SECTION 5.

REGULATION

Sub-Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may reasonably request or require pursuant to applicable laws and regulations.

SECTION 6.

DURATION AND TERMINATION OF AGREEMENT

SECTION 6.1. EFFECTIVE DATE; DURATION; CONTINUANCE.

(a)

Subject to prior termination pursuant to Section 6.2 below, this Agreement shall begin as of the date of its execution and shall continue in effect for a period of two (2) years from the date hereof and indefinitely thereafter, but only so long as the continuance after such date shall be specifically approved at least annually by vote of the Board or by a vote of a majority of the outstanding voting securities of the Company, provided that in either event such continuance shall also be approved by the vote of a majority of the Board who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

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(b)

Unless otherwise permitted under an exemptive order or other position issued by the U.S. Securities and Exchange Commission (the “SEC”), the required shareholder approval of this Agreement or any continuance of this Agreement, if required, shall be effective with respect to the Company if a majority of the outstanding voting securities of each Fund votes to approve this Agreement or its continuance.

SECTION 6.2. TERMINATION AND ASSIGNMENT.

(a)

This Agreement may be terminated at any time, upon sixty (60) days’ written notice, without the payment of any penalty, (i) by the Board, (ii) by the vote of a majority of the outstanding voting securities of each Fund; (iii) by Sub-Adviser; or (iv) by Sub- Subadviser.

(b)

This Agreement may be terminated: (i) by Sub-Subadviser upon sixty (60) days’ written notice to the Fund(s) and Sub-Adviser if there is a material breach of this Agreement by Sub-Adviser, or (ii) by Sub-Adviser upon sixty (60) days’ notice to the Fund(s) and Sub-Subadviser if there is a material breach of this Agreement by Sub- Subadviser; provided that, in the case of either clause (i) or (ii) immediately above being operative, such breach remains uncured for a period of thirty (30) days after the breaching party receives written notice of such breach from the non-breaching party.

(c)

This Agreement will terminate automatically, without the payment of any penalty,

(i) in the event of its assignment or (ii) in the event the Advisory Agreement or Subadvisory Agreement are terminated for any reason.

(d)

Termination of the appointment of Sub-Subadviser shall be without prejudice to any antecedent liability of any party hereunder (including, without limitation, any right to indemnity hereunder) and without prejudice to any provision deemed or intended to survive the termination of this Agreement including without limitation Section 4 and Section 3.

(e)

Termination will not in any event affect accrued rights (including without limitation any right to receive fees, costs or other expenses pursuant to the Agreement) or existing commitments, or contractual provisions intended to survive termination, and will be without penalty or other additional payment, save that the Fund(s) will pay any additional expenses necessarily incurred by Sub-Subadviser in terminating this Agreement, and any losses necessarily realized in concluding outstanding transactions. Sections 4 and

8.7 will also survive termination of this Agreement.

SECTION 6.3. DEFINITIONS.

The terms “registered investment company,” “vote of a majority of the outstanding voting securities,” “assignment,” and “interested persons,” when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended, and subject to such orders or no-action letters as may be granted by the SEC.

SECTION 7.

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 7.1. REPRESENTATIONS OF SUB-ADVISER.

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Sub-Adviser represents, warrants and agrees that:

(a)

Sub-Adviser is a statutory trust duly established, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the failure to so qualify would have a material adverse effect on its business;

(b)

Sub-Adviser is duly registered as an “investment adviser” under the Advisers Act;

(c)

Sub-Adviser has been duly appointed by the Board and shareholders of the Fund(s) to provide investment services to the Fund(s) as contemplated by the Advisory Agreement and is authorized to delegate any and all of its duties and obligations thereunder;

(d)

the execution, delivery and performance of this Agreement are within Sub- Adviser’s powers, have been and remain duly authorized by all necessary corporate action and will not violate or constitute a default under any applicable law or regulation or of any decree, order, judgment, agreement or instrument binding on Sub-Adviser or under Sub- Adviser’s declaration of trust;

(e)

no consent of any applicable governmental authority or body is necessary for Sub- Adviser to enter into this Agreement, except for such consents as have been obtained and are in full force and effect, and all conditions of which have been duly complied with;

(f)

Sub-Adviser will promptly notify Sub-Subadviser in writing of the occurrence of any event which is likely to have a material impact on the performance of its obligations pursuant to this Agreement, including without limitation the existence of any pending or reasonably anticipated audit, investigation, complaint, examination or other inquiry (other than routine regulatory examinations or inspections) relating to Sub-Adviser or the Funds conducted by any state or federal governmental regulatory authority; and

(g)

this Agreement constitutes a legal, valid and binding obligation enforceable against

Sub-Adviser.

SECTION 7.2. REPRESENTATIONS OF SUB-SUBADVISER.

Sub-Subadviser represents, warrants and agrees that:

(a)

Sub-Subadviser is a limited liability partnership duly established, validly existing and in good standing under the laws of the United Kingdom, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the failure to so qualify would have a material adverse effect on its business;

(b)

Sub-Subadviser is duly registered as an “investment adviser” under the Advisers Act;

(c)

the execution, delivery and performance of this Agreement are within Sub- Subadviser’s powers, have been and remain duly authorized by all necessary corporate action and will not violate or constitute a default under any applicable law or regulation or of any decree, order, judgment, agreement or instrument binding on Sub-Subadviser or under Sub-Subadviser’s constitutional documents, as may be amended from time to time;

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(d)

no consent of any applicable governmental authority or body is necessary for Subadviser to enter into this Agreement, except for such consents as have been obtained and are in full force and effect, and all conditions of which have been duly complied with; and

(e)

this Agreement constitutes a legal, valid and binding obligation enforceable against

Sub-Subadviser.

SECTION 7.3. COVENANTS OF SUB-SUBADVISER.

(a)

Sub-Subadviser will promptly notify the Adviser and the Sub-Adviser in writing of the occurrence of any event which is likely to have a material impact on the performance of its obligations pursuant to this Agreement, including without limitation:

(i)

the occurrence of any event which could disqualify Sub- Subadviser from serving as an investment adviser of a registered investment company pursuant to Section 9 (a) of the 1940 Act or otherwise;

(ii)

any material change in Sub-Subadviser’s overall business activities that may have a material adverse effect on Sub-Subadviser’s ability to perform its obligations under this Agreement;

(iii)

any event that would constitute a change in control (as interpreted under the 1940 Act) of Sub-Subadviser; and

(iv)

the existence of any pending or reasonably anticipated audit, investigation, complaint, examination or other inquiry (other than routine regulatory examinations or inspections) relating to the Fund(s) conducted by any state or federal governmental regulatory authority.

(b)

Sub-Subadviser agrees that it will promptly supply Sub-Adviser with copies of any material changes to any of the documents provided by Sub-Subadviser pursuant to Section 3.1.

(c)

Upon reasonable request from the Adviser or Sub-Adviser, Sub-Subadviser will promptly supply Adviser and Sub-Adviser with certificates of insurance setting forth its fidelity bond and errors and omissions coverage.

SECTION 8.

MISCELLANEOUS PROVISIONS

SECTION 8.1. SUB-SUBADVISER’S RELATIONSHIP.

Adviser and Sub-Subadviser are not partners or joint venturers with each other and nothing in this Agreement shall be construed so as to make them partners or joint venturers or impose any liability as such on either of them. Sub-Subadviser shall perform its duties under this Agreement as an independent contractor and not as an agent of the Fund(s), the Board or Adviser.

SECTION 8.2. AMENDMENTS.

This Agreement may be modified by mutual consent of Adviser, Sub-Adviser and Sub-

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Subadviser subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretive releases of, the SEC.

SECTION 8.3. ENTIRE AGREEMENT.

This Agreement contains the entire understanding and agreement of the parties with respect to the subject hereof.

SECTION 8.4. CAPTIONS.

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of the Agreement.

SECTION 8.5. NOTICES.

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address set forth in this section of the Adviser, Sub-Adviser or Sub-Subadviser, as the case may be, in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this Section 8.5.

Adviser:

Azzad Asset Management, Inc.

3141 Fairview Park Drive, Suite 355 Falls Church, VA 22042

Attention:

Manal Fouz

Facsimile No.:

+1 703-852-7478

Sub-Adviser:

Federated Investment Management Company 1001 Liberty Avenue

Pittsburgh, PA 15222-3779

Attention:

George Polatas

Facsimile No.:

+1 412-288-2925

Sub-Subadviser:

Federated Hermes (UK) LLP

150 Cheapside London EC2V 6ET United Kingdom

Attention:

Judith Benson

Facsimile No.:

+44 (0) 20 7292 8655

With a copy to:

Federated Investment Management Company 1001 Liberty Avenue

Pittsburgh, PA 15222-3779

Attention:

George Polatas

Facsimile No.:

+1 412-288-2925

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SECTION 8.6. SEVERABILITY.

Should any portion of this Agreement, for any reason, be held to be void at law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

SECTION 8.7. GOVERNING LAW.

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to the choice of law provisions thereof), or any of the applicable provisions of the 1940 Act.

SECTION 8.8. FURTHER ASSURANCES.

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things,

all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. In the event that this Agreement is terminated in accordance with Section 6.2 above, Sub-Subadviser agrees to make reasonable efforts to assist Adviser, Sub-Adviser, the Company and the Fund(s) in the transition to the succeeding adviser, subadviser or sub-subadviser. This Section 8.9 shall survive any termination of this Agreement.

SECTION 8.9. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

SECTION 8.10.

PORTFOLIO TRANSACTIONS

Sub-Subadviser agrees not to consult with any of the entities listed in this Section 8.10 concerning transactions for the Company or Funds in securities or other assets:

a)

other subadvisers to the Company or Funds, if any, as disclosed to Sub-Subadviser; and

b)

other subadvisers to a fund or portfolio under common control with the Company, as disclosed to Sub-Subadviser.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

Federated Investment Management Company By: /s/ John B. Fisher Name: John B. Fisher Title: President and Chief Investment Officer
Federated Hermes (UK) LLP By: /s/Gordon J. Ceresino Name: Gordon J. Ceresino Title: President

Azzad Asset Management, Inc.

By:  /s/ Bashar Qasem

Name: Bashar Qasem

Title: President & CEO

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SCHEDULE 1

AZZAD WISE CAPITAL FUND (WISEX)

For all services rendered by Sub-Subadviser hereunder with respect to the above-named Fund, the Sub-Adviser shall pay to Sub-Subadviser and Sub-Subadviser agrees to accept as full compensation for all services rendered hereunder, an annual advisory fee in U.S. dollars equal to 0.49% (49 basis points) of the portion of the average daily net assets of the Fund managed by the Sub-Subadviser.

The fee shall be accrued daily at the rate of 1/365th of the net advisory fee applied to the daily average managed assets of the Fund.

The fee so accrued shall be paid to Sub-Subadviser monthly in accordance with Section

1.5 of the Agreement.

If, and to the extent, that Value Added Tax (“VAT”) is applicable to Sub-Subadviser’s services under the Agreement, Sub-Adviser shall pay to Sub-Subadviser, on receipt of a valid VAT invoice and in addition to the consideration for services with respect to the Fund payable to Sub-Subadviser under the Agreement, an amount for any VAT due in respect of such services as mutually agreed between Sub-Adviser and Sub-Subadviser.

Sub-Subadviser may from time to time and for such periods as it deems appropriate reduce its compensation, including to the extent that any Fund’s expenses exceed such lower expense limitation as the Sub-Adviser may, by notice to the Fund, voluntarily declare to be effective. Sub-Subadviser agrees to share pro rata in any fee waivers, imposed or made by the Sub-Adviser or its affiliates.

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Azzad Wise Capital Fund

a series of Azzad Funds

3141 Fairview Park Drive, Suite 355

Falls Church, VA 22042

1-703-207-7005

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Azzad Wise Capital Fund (the “Fund”), a series of Azzad Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes the recent approval of a Sub-Subadvisory Agreement between the Fund’s investment adviser, Azzad Asset Management, Inc. (the “Adviser”), Federated Investment Management Company (“Federated”) and Federated Hermes (UK) LLP (“Federated Hermes”) whereby Federated Hermes would provide sub-subadvisory services to Federated in its role as sub-adviser of the Fund.

The Trust and Adviser have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows the Adviser to hire and replace investment sub-advisers, including sub-subadvisers, without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or before August 20, 2021, to shareholders of record of the Fund as of July 26, 2021.  The Information Statement will be available on the Trust’s website at www.azzadasset.com until at least November 19, 2021. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at info@azzadfunds.com or toll-free at 1-888-862-9923.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.